Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into by and among BRIAN FOOTE, an individual (“Seller”), YBYRÁ CAPITAL S.A., a Brazilian company (“Ybyrá”), and HUMBL, INC., a Delaware corporation (the “Company”), and shall be effective as of December 2, 2024 (the “Effective Date”).

A. Seller has voting control of the Company with his ownership of 7,000,000 shares of Series A Preferred Stock, each share with 1,000 votes, and 100,000 shares of Series D Preferred Stock, each share with 500,000 votes (the Series A and the Series D shares collectively shall be referred to as the “HUMBL Control Shares”).

B. Subject to the terms and conditions set forth herein, Seller desires to sell to Ybyrá, and Ybyrá desires to purchase from Seller, the HUMBL Control Shares.

C. Subject to the terms and conditions set forth herein, Company desires to purchase 99% of the equity interests of FinCapital Credito Pagamentos e Servicos LTDA, a Brazilian company (“FinCapital”, and such equity interests, the “FinCapital Shares”), through a stock swap of the FinCapital Shares for the HUMBL Common Shares (as defined below), and Ybyrá desires to sell the FinCapital Shares to the Company in exchange for the HUMBL Common Shares.

D. FinCapital owns US$20,000,000 in magnesium silicate held in Brazil.

For good and valuable consideration, the parties hereto agree as follows:

1. Acquisition of HUMBL Control Shares.

1.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, Seller sells and assigns to Ybyrá all of his right, title and interest in and to the HUMBL Control Shares and Ybyrá buys and accepts them. For the avoidance of doubt, the HUMBL Control Shares do not include any shares of common stock or Series B Preferred Stock held by Seller or his affiliates.

1.2 Consideration. In consideration of the purchase of the HUMBL Control Shares hereunder, Ybyrá will issue to Seller a promissory note in the original principal amount of $50,000 substantially in the form attached hereto as Exhibit A (the “Note”).

2. Acquisition of FinCapital Shares.

2.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, Ybyrá sells and assigns to the Company all of its right, title and interest in and to the FinCapital Shares and the Company buys and accepts the same.

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2.2 Consideration. In consideration of the purchase of the FinCapital Shares hereunder, the Company will pay $19,800,000 to Ybyrá as follows: (a) $4,000,000 payable through the issuance of 10,000,000,000 shares of HUMBL common stock payable 20 days following the Company’s filing of a DEF14 with the SEC (the “Initial Shares”); and (b) $15,800,000 in HUMBL common stock payable following a recapitalization of HUMBL’s common stock and sufficient authorized shares being available to make such issuance (the “Subsequent Shares”, and together with the Initial Shares, the “HUMBL Common Shares”). The FinCapital Shares will transfer to the Company upon execution of this Agreement. Ybyrá covenants and agrees to execute any assignment or other document necessary to transfer ownership of the FinCapital Shares to the Company concurrently with the execution of this Agreement.

3. Closing. The closing of the purchase and sale of the HUMBL Control Shares and the FinCapital Shares will occur on or about December 2, 2024 or such other date as may be mutually agreed upon by the parties (the “Closing”). At Closing, Ybyrá and Seller must accomplish the following:

3.1 Ybyrá will issue the Note to Seller.

3.2 Seller will transfer ownership of the HUMBL Control Shares to Ybyrá.

3.3 Ybyrá will transfer ownership of the FinCapital Shares to the Company.

3.4 All representations and warranties made herein must be true and accurate as of the Closing.

4. Seller’s Representations and Warranties. Seller represents and warrants to Ybyrá as of the date hereof as follows:

4.1 Ownership of Shares. As of the date hereof, Seller owns and has all right, title and interest (legal and beneficial) in and to the HUMBL Control Shares. The HUMBL Control Shares are free and clear of all claims, liens, charges, encumbrances, or warranties of any kind or nature. Upon consummation of the transactions contemplated by this Agreement, Seller shall transfer good, marketable title to the HUMBL Control Shares to Ybyrá free of all encumbrances.

4.2 Seller’s Authority. Seller has the necessary power, legal capacity, authority, and legal right to sell the HUMBL Control Shares to Ybyrá under this Agreement and the other documents contemplated herein to which Seller is or will be a party and to consummate the transactions contemplated by and herein. This Agreement has been duly and validly authorized, executed and delivered by, and is Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with the terms herein, except where enforcement may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the rights of creditors and by general principles of equity.

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4.3 No Impediments to Closing. There is no lawsuit, action, suit or investigation pending or, to Seller’s knowledge, threatened against Seller or Company that purports to affect the validity, enforceability or legality of this Agreement or the consummation of the transactions contemplated herein.

4.4 No Bankruptcy. Seller has not made any assignment for the benefit of creditors, has filed any petition for bankruptcy, has been declared insolvent or bankrupt, or has petitioned or applied to any court for any receiver, conservator or trustee of Seller or any property or assets of Seller.

4.5 Material Misstatements. Neither this Agreement nor any other document, certificate or written statement made in connection with it, contains or will contain any false statement of a material fact, which omits or will omit any material fact necessary to render the statements contained herein or not misleading.

5. Company Representations and Warranties. The Company represents and warrants to Ybyrá as of the date hereof as follows:

5.1 Incorporation, Company Regularity. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all the power and authority necessary to own and operate its properties and assets and to conduct its business as currently conducted.

5.2 No Litigation. There is no lawsuit, action, suit or investigation pending or, to the best of the Company’s knowledge, threatened against the Company that seeks to affect the validity, enforceability or legality of this Agreement or the consummation of the transactions contemplated herein.

5.3 No Bankruptcy. The Company has not made any assignments for the benefit of creditors, filed any petition for bankruptcy, been declared insolvent or bankrupt, or applied to any court for any receiver, conservator, or trustee of the Company or any property or assets of the Company.

5.4 Capitalization. As of the Effective Date, the Company’s has 22,915,933,338 issued and outstanding shares of common stock, 50,000,000,0000 shares of authorized common stock, and 2,608,574,711 shares of restricted common stock.

5.5 Filings. The Company is currently in good standing with the Securities and Exchange Commission (“SEC”) and has provided current and adequate public information, as such term is defined in Rule 144 of the Securities Act of 1933, as amended. To the best of Company’s knowledge, all prior statements made and filed with the SEC are accurate and truthful and meet all applicable regulatory requirements.

5.6 Financial Statements. To the best of Company’s knowledge, all financial statements filed by the Company with the SEC are accurate in all material respects, have been prepared in accordance with GAAP and fairly present the Company’s financial condition.

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5.7 Transfer Agent. The Company’s transfer agent, Pacific Stock Transfer, has the current record of all outstanding shares of the share capital, has approved all prior issuances of share capital and has been paid in full by the Company as of the date hereof.

5.8 Taxes. The Company is not in default with respect to the payment of any tax obligations.

5.9 Material Misstatements. Neither this Agreement nor any other document, certificate or written statement made in connection with it, contains or will contain any false statement of a material fact, which omits or will omit any material fact necessary to render the statements contained herein or not misleading.

6. Ybyrá’s Representations and Warranties. Ybyrá represents and warrants to Seller and the Company as of the date hereof as follows:

6.1 Ybyrá’s Authority. Ybyrá has the necessary power, legal capacity, authority, and legal right to enter into and perform its obligations under this Agreement and the other documents contemplated herein to which Ybyrá is or will be a party and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by, and is the legal, valid and binding obligation of Ybyrá, enforceable against Ybyrá in accordance with the terms herein, except where performance may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the rights of creditors and by general principles of equity.

6.2 Ownership of FinCapital Shares. As of the date hereof, Ybyrá owns and has all right, title and interest (legal and beneficial) in and to the FinCapital Shares. The FinCapital Shares are free and clear of all claims, liens, charges, encumbrances, or warranties of any kind or nature. Upon consummation of the transactions contemplated by this Agreement, Ybyrá shall transfer good, marketable title to the FinCapital Shares to Ybyrá free of all encumbrances.

6.3 No Impediments to Closing. There is no lawsuit, action, suit or investigation pending or, to Ybyrá’s knowledge, threatened against Ybyrá or Ybyrá that purports to affect the validity, enforceability or legality of this Agreement or the consummation of the transactions contemplated herein.

6.4 No Bankruptcy. Ybyrá has not made any assignment for the benefit of creditors, has filed any petition for bankruptcy, has been declared insolvent or bankrupt, or has petitioned or applied to any court for any receiver, conservator or trustee of Ybyrá or any property or assets of Ybyrá.

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6.5 Compliance with Laws. Ybyrá acknowledges that the transactions contemplated by this Agreement do not violate any Brazilian laws, rules or regulations.

6.6 Magnesium Silicate. FinCapital has full, right, title and interest in and to US$20,000,000 in magnesium silicate located in Brazil.

7. Agreements.

7.1 Survival of Representations and Warranties. Each covenant and agreement contained in this Agreement or in any contract or other document delivered pursuant hereunder shall survive the Closing and shall be enforceable until such covenant or agreement has been fully executed. All representations and warranties of the parties contained in this Agreement, or any other contract or document executed and delivered hereunder shall survive the Closing by the lesser of (x) indefinitely and (y) the expiration of the applicable statute of limitations.

7.2 Additional Information. Seller will make him available, free of charge, to respond to and explain prior actions, transactions, and records of the Company upon reasonable notice from the Company.

7.3 Assets of the Company. Ybyrá acknowledges that immediately following the Closing the Company is transferring substantially all its assets pursuant to an Asset Purchase Agreement to a third-party purchaser.

7.4 Seller Share Lock-Up. Seller agrees not to sell, transfer, assign, pledge or convey fifty percent (50%) of his (including his affiliates) shares of any class of Company stock owned by Seller as of the date hereof (the “Lock-Up Shares”) for a period of one year following execution of this Agreement. Upon request, Seller will send an instruction letter to the Company’s transfer agent stating that Lock-Up Shares may not be transferred by Seller without Ybyrá’s consent. In the event the Company suffers damages from judgments entered against the Company, whether judicial or extrajudicial, as a result of any liabilities (debts) arising prior to the execution of this Agreement, Ybyrá, as the controlling company of Seller, may use these shares to settle any pending matters. In no event, shall Ybyrá have the right to any claim, cause of action or remedy against Seller other than the cancellation or use of the Lock-Up Shares.

8. Miscellaneous.

8.1 Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and fully performed in that jurisdiction. Each party submits to the exclusive jurisdiction of any state or federal court located in San Diego County, California, in any proceeding arising out of or relating to this Agreement and agrees that all claims in connection with the proceeding may be heard and determined in any court and hereby expressly submits to the personal jurisdiction and venue of such court for purposes hereof and expressly waives any claim of improper venue and venue any claim that such courts are a forum inconvenient. Each party irrevocably consents to the summons of any of the above-mentioned courts in any proceeding for the sending of copies by registered mail or certified, postage prepaid, to your address as set forth herein, such service shall be effective ten (10) days after such shipment. The parties expressly and irrevocably waive the right to a trial by jury in any and all actions or proceedings brought with respect to this Agreement and with respect to any claims arising out of or relating to this Agreement.

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8.2 Expenses. Each party to the transactions contemplated by this Agreement shall pay its own expenses, if any, incurred in connection with such transactions.

8.3 Counterparties. This Agreement may be executed in two or more copies, and by facsimile or e-mail signature, each of which, when executed and delivered, shall be deemed original and all of which, together, shall constitute the same agreement.

8.4 Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a written signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future, except to the extent specifically set forth in writing. Any waiver or consent given by a party shall be null and void if the party requesting such waiver or consent has not provided a full and complete disclosure of all facts relevant to the requested waiver.

8.5 Successors and Assigns. Neither Seller nor Ybyrá may assign this Agreement without the prior written consent of the other party. All agreements will be enforceable by the respective successors, assigns, heirs, executors, administrators and legal representatives of the parties.

8.6 Notification. Except as otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly delivered to a party (a) when delivered by hand to such party; (b) when sent by electronic mail with return receipt or proof of receipt to that party’s email address set forth below; (c) three business days after filing with U.S. Mail with registered or first class mail, return receipt requested, postage prepaid, and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to that party as set forth below with guaranteed next business day delivery, provided that the sending party receives a delivery confirmation from the delivery service provider.

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For the seller:	For the buyer:

Brian Foote	Thiago Moura e Silva
101 W. Broadway, Suite 1450
San Diego, CA 92101
E-mail: brian@humbl.com	E-mail: thiago@ybyracapital.com.br

A party may change or supplement the addresses provided above, or designate additional addresses, for purposes of Section 8.6 by notifying the other party in writing of the new address in the manner set forth above.

8.7 Segregation. If one or more of the provisions of this Agreement are for any reason held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

8.8 Additional Warranties. Each party agrees, upon request, to execute any other documents or instruments reasonably necessary or desirable to accomplish the purposes or intent of this Agreement.

8.9 Entire Agreement. This Agreement and the other documents referenced herein and which shall be delivered hereunder constitute the entire understanding and agreement between the parties with respect to the specific subject matter hereof, and neither party shall be responsible or liable for any representation, warranty, covenant or arrangement except as specifically set forth herein. Any prior agreement (whether written, oral or implied), including any letter of intent or term of commitment, between the parties in relation to the specific subject matter hereof is superseded by this Agreement.

8.10 Titles. The headings in this Agreement are for convenience of reference only and shall have no effect on the construction or interpretation of this Agreement.

8.11 Attorneys’ Fees. In the event that any dispute between the parties to this Agreement results in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs, and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable attorneys’ fees and expenses, which shall include, without limitation, all fees, costs, and expenses of appeal.

8.12 Mutual Drafting. This Agreement is the mutual product of the parties, and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of each party, and shall not be construed for or against either party.

8.13 Opportunity to Consult with an Attorney. The parties represent and acknowledge that they have had an opportunity to discuss and review the terms of this Agreement with their respective attorneys prior to signing it and that they are freely and voluntarily signing this document in exchange for the benefits provided herein. The parties further represent and acknowledge that they have been granted a reasonable period to review the terms of this Agreement.

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IN WITNESS WHEREOF, this Share Purchase Agreement is executed as of the date set forth above by the parties.

SELLER:

Brian Foote

BUYER:

Ybyrá CAPITAL S.A.

By:
Thiago Moura e Silva, CEO

COMPANY:

HUMBL, INC.

By:
Brian Foote, CEO

[Signature Page to Stock Purchase Agreement]

Exhibit A

Note

[Attached]